Exhibit 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Person engaged in the following transactions in shares of Class A Common Stock of the Issuer during the past 60 days. Such transactions involved the purchase and sales of shares on the Nasdaq Capital Market. Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Transaction Date	Type of Transaction	Shares of Class A Common Stock*	Price per Share*
2/27/2023	Purchase	21,879	2.0172(1)
2/27/2023	Sale	21	2.0010
2/28/2023	Purchase	17,180	2.0816(2)
3/1/2023	Purchase	3,528	2.0470(3)
3/2/2023	Purchase	19,144	1.9723(4)
3/3/2023	Purchase	3,065	2.0070(5)
3/6/2023	Purchase	6,933	2.0884(6)
3/7/2023	Purchase	43,227	1.8140(7)
3/8/2023	Purchase	35,333	1.5057(8)
3/8/2023	Sale	1,800	1.5301
3/9/2023	Purchase	75,320	1.3800(9)
3/10/2023	Purchase	50,111	1.2782(10)
3/13/2023	Purchase	99,369	1.1895(11)
3/14/2023	Purchase	145,127	1.1437(12)
3/14/2023	Sale	4,500	1.1601
3/15/2023	Purchase	51,057	1.1334(13)
3/15/2023	Sale	32,000	1.1199(14)
3/16/2023	Purchase	102,966	1.1906(15)
3/17/2023	Purchase	159,313	1.3261(16)
3/20/2023	Purchase	157,559	1.3745(17)
3/21/2023	Purchase	85,119	1.4571(18)
3/22/2023	Purchase	156,413	1.4391(19)
3/22/2023	Sale	23,200	1.4459(20)
3/23/2023	Purchase	177,496	1.5553(21)
3/23/2023	Sale	6,109	1.6524(22)
3/24/2023	Purchase	171,437	1.4998(23)
3/24/2023	Sale	72,676	1.5439(24)
3/27/2023	Purchase	270	1.4384
3/27/2023	Sale	32,090	1.4351(25)
3/28/2023	Purchase	13,900	1.3683(26)
3/28/2023	Sale	88,050	1.5962(27)
3/29/2023	Purchase	34,508	1.2139(28)
3/30/2023	Purchase	3,247	1.1713(29)
3/31/2023	Purchase	27,962	1.1248(30)
4/3/2023	Purchase	9,528	1.0919(31)
4/4/2023	Purchase	37,207	1.0829(32)
4/5/2023	Purchase	41,482	1.0987(33)
4/6/2023	Purchase	749	1.1826(34)
4/10/2023	Purchase	102	1.2470
4/11/2023	Purchase	1,012	1.2795(35)
4/11/2023	Sale	630	1.2849(36)
4/12/2023	Purchase	869	1.3117(37)
4/12/2023	Sale	1,670	1.3320(38)
4/13/2023	Purchase	5,135	1.3798(39)
4/13/2023	Sale	604	1.4121(40)
4/14/2023	Purchase	57,423	1.3080

* Information prior to and including March 7, 2023 has been adjusted to take into account of the Reverse Split.

(1)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.9810 to $2.1550. The price reported above reflects the weighted average price.
(2)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.9420 to $2.1060. The price reported above reflects the weighted average price.
(3)	Information in this line includes transactions executed in multiple trades at prices ranging from $2.0130 to $2.0150. The price reported above reflects the weighted average price.
(4)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.9250 to $2.0590. The price reported above reflects the weighted average price.
(5)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.9990 to $2.0830. The price reported above reflects the weighted average price.
(6)	Information in this line includes transactions executed in multiple trades at prices ranging from $2.0540 to $2.1090. The price reported above reflects the weighted average price.
(7)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.7310 to $2.0660. The price reported above reflects the weighted average price.
(8)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.4400 to $1.7200. The price reported above reflects the weighted average price.
(9)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.3350 to $1.4800. The price reported above reflects the weighted average price.
(10)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.2601 to $1.3700. The price reported above reflects the weighted average price.
(11)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.1600 to $1.2500. The price reported above reflects the weighted average price.
(12)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.0800 to $1.2199. The price reported above reflects the weighted average price.
(13)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.1000 to $1.1500. The price reported above reflects the weighted average price.
(14)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.1200 to $1.1201. The price reported above reflects the weighted average price.
(15)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.1200 to $1.2700. The price reported above reflects the weighted average price.
(16)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.2500 to $1.4000. The price reported above reflects the weighted average price.
(17)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.3300 to $1.4099. The price reported above reflects the weighted average price.
(18)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.4200 to $1.4899. The price reported above reflects the weighted average price.
(19)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.3800 to $1.5299. The price reported above reflects the weighted average price.
(20)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.4200 to $1.5250. The price reported above reflects the weighted average price.
(21)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.4000 to $1.6999. The price reported above reflects the weighted average price.
(22)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.6001 to $1.7022. The price reported above reflects the weighted average price.
(23)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.3450 to $1.6300. The price reported above reflects the weighted average price.
(24)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.4000 to $1.6000. The price reported above reflects the weighted average price.

(25)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.4001 to $1.4600. The price reported above reflects the weighted average price.
(26)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.3200 to $1.4800. The price reported above reflects the weighted average price.
(27)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.3201 to $1.6950. The price reported above reflects the weighted average price.
(28)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.1700 to $1.4000. The price reported above reflects the weighted average price.
(29)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.1400 to $1.2100. The price reported above reflects the weighted average price.
(30)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.1000 to $1.1500. The price reported above reflects the weighted average price.
(31)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.0800 to $1.1071. The price reported above reflects the weighted average price.
(32)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.0698 to $1.1100. The price reported above reflects the weighted average price.
(33)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.0700 to $1.1299. The price reported above reflects the weighted average price.
(34)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.1300 to $1.2099 The price reported above reflects the weighted average price.
(35)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.2100 to $1.3017 The price reported above reflects the weighted average price.
(36)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.2402 to $1.3017 The price reported above reflects the weighted average price.
(37)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.2700 to $1.3299 The price reported above reflects the weighted average price.
(38)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.2908 to $1.3401 The price reported above reflects the weighted average price.
(39)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.3434 to $1.4099 The price reported above reflects the weighted average price.
(40)	Information in this line includes transactions executed in multiple trades at prices ranging from $1.4101 to $1.4200 The price reported above reflects the weighted average price.